EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference in the Registration Statements No. 333-37530, 333-88021, 333-48548, 333-87508, 333-104871, 333-107263, 333-122344, 333-132068, 333-137951, 333-156419, 333-161604, 333-167161 and 333-183875 on Form S-8 and Registration Statements No. 333-37714, 333-60656, 333-67074, 333-71707, 333-100846 and 333-201026 on Form S-3 of Webster Financial Corporation of our reports dated February 27, 2015, with respect to the consolidated balance sheet of Webster Financial Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of Webster Financial Corporation.
/s/ KPMG LLP
Hartford, Connecticut
February 27, 2015